SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) - March 15, 2007

DOUBLE EAGLE HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Nevada	814-00742	87-0460247
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

7633 E 63rd Place, Suite 220, Tulsa, OK 74133

(Address of principal executive offices)

(918) 461-1667
Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3: SECURITIES AND TRADING MARKETS

ITEM 3.02: UNREGISTERED SALES OF EQUITY SECURITIES

On March 15, 2007, the Company completed the sale of 2,500,000 shares of its common stock for $25,000 in cash, to be used for working capital. The transaction was with seven different individuals and 4 entities. Upon completion of the transaction, there were 2,621,821 shares of the Company’s common stock outstanding.

All of the shares issued were sold pursuant to an exemption from registration under Section 4(2) promulgated under the Securities Act of 1933, as amended.

SECTION 5: CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01: CHANGES IN CONTROL OF REGISTRANT

1.	Identity of the person who acquired control - M.E. Durschlag.
2.	On March 15, 2007, Mr. Durschlag acquired 1,000,000 shares of newly issued common stock of the Company, which represented 38.14% of the shares then outstanding;
3.	Mr. Durschlag was appointed president and chief executive officer of the Company on March 30, 2007, by the board of directors;
4.	Mr. Durschlag paid $10,000 in cash for the common stock acquired;
5.	Mr. Durschlag used personal funds to make the investment;
6.	Person from whom control was assumed - none;
7.	Arrangements or understandings among members of both the former and new control groups and their associates with respect to election of directors or other matters - none.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUBLE EAGLE HOLDINGS, LTD.

By:	/s/ M.E. Durschlag
M.E. Durschlag, Chief Executive Officer

Date: February 20, 2008